Exhibit 99(a)(5)

                                  Inforte Corp.

                                Offer to Exchange
                                  Election Form
            All Jurisdictions except California, Texas, and Wisconsin

I, ____________________________________________________________ (please print), hereby acknowledge that I have received the Offer to Exchange Options for Cash or Restricted Stock and elect the following alternative.

(Please place an "X" next to the alternative you choose. Choose only one alternative for each Choice.)

Choice 1
______          Exchange 100% of my Category A Options for cash, or
______          No participation, retain my Options with no change in terms, except that Category A Options will vest, without further action by you, as of the first business day following the expiration date of the Offer.

Choice 2
______          Exchange 100% of my Category B Options for cash, or
______          No participation, retain my Options with no change in terms.

Choice 3
______          Exchange 100% of my Category C Options for Restricted Stock, or
______          No participation, retain my Options with no change in terms, except that Category C Options will vest, without further action by you, as of the first business day following the expiration date of the Offer.


Signature       ________________________________________

Date            ________________________________________

Please return this form by 11:00 am Central time, Friday, March 11, 2005 to:

                                   Lynn Cusack
                                  Inforte Corp.
                             150 N. Michigan Avenue
                                   Suite 3400
                             Chicago, Illinois 60601
                            Facsimile: (312) 896-9400